  EXHIBIT 5.1

LAW OFFICE OF CARL P. RANNO

Attorney and Counselor at Law	2733 EAST VISTA DRIVE PHOENIX, ARIZONA 85032	Telephone: 602-493-0369 Email: carlranno@cox.net

April 20, 2026

Pharmaceutical Resource Technology, Inc.

1 Kaki Bukit Ave 3, 09-11, KB-1,

Singapore 416087

Attn: Tan Jacksaa

Via email; jackssa@pharmaceuticalresource.com

RE: Corrected Opinion to be filed with an amended S-1 Registration statement to be filed by Pharmaceutical Resource Technology, Inc., a Wyoming Corporation.

Dear Sir,

This Opinion is in connection with an amended registration statement to be filed by Pharmaceutical Resource Technology, Inc. a Wyoming Corporation on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration of 270,175,496 shares of the Company's common stock, $0. 01 par value, consisting of 100,000,000 newly issued common shares for public sale by the issuer, and 170,175,496 shares being offered by the Selling Shareholders.

You have requested my opinion as to the matters set forth below in connection with the Registration Statement.  For purposes of this opinion, I have examined the Registration Statement, the Company’s Articles of Incorporation filed June 17, 2019, and a name change filed with the state of Wyoming on March 21, 2023, the Company’s Bylaws dated March 15, 2023, the Exhibits attached to the Registration Statement, including a form of the Subscription Agreements that, according to the Company have been executed by the 61selling shareholders, and the Subscription Agreement to use for the shares to be issued and such other documents and matters of law as I have deemed necessary for the expression of the opinion herein contained.

I have made assumptions that are customary in opinions of this kind, including the assumptions of the genuineness of all signatures on original documents, the authenticity of all documents submitted to me, the conformity to originals of all documents submitted as copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

Based upon and subject to the foregoing, it is my opinion with respect to the registration of 170,175,496 shares of the Company's common stock, $0.01 par value (the “Shares”), for public sale by the Company’s selling shareholders as disclosed in the S-1 Registration Statement, for public sale by the Company’s selling shareholders as disclosed in the S-1 Registration Statement, are validly issued, fully paid, non-assessable and may be reissued, subject to the requirements of the Transfer Agent, to the 61 selling shareholders without a restrictive legend.  The selling shareholders’ names and number of shares owned by them have been set forth in the Registration Statement.

In connection with the registration of 100,000,000 newly issued shares of the Company's common stock, $0.01 par value, for public sale by the issuer it is my opinion that the Shares will be duly authorized and when issued and paid for as described in the Registration Statement and Prospectus, will be, validly issued, fully paid, non-assessable and issued without a restrictive legend.

This opinion is limited to the Federal laws of the United States, the applicable sections of laws of Wyoming and the judicial decisions interpreting those sections. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the heading “Legal Matters.”

In all such examinations, I have assumed the genuineness of all signatures on original documents, and the conformity to the originals of all copies submitted to me by the parties herein. In passing upon certain corporate records and documents of the Company, I have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and I express no opinion thereon. As to the various questions of fact material to this opinion, I have relied, to the extent I deemed reasonably appropriate, upon representations or of officers or directors of the Company and upon documents, records and instruments furnished to me by the Company, without verification except where such verification was readily ascertainable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Interests of Named Experts and Counsel" in the prospectus comprising part of the Registration Statement.

This opinion is rendered pursuant to Item 601(b)(5)(i) of Regulation S-K under the Act and may not be used or relied upon for any other purpose. This opinion is given as of the effective date of the Registration Statement, and I assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

Sincerely,

By	/s/ Carl P. Ranno
Carl P. Ranno